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                                                                 EXHIBIT 23.4


                   CONSENT OF BERWIND FINANCIAL GROUP, L.P.

     We consent to inclusion of our Fairness Opinion, dated June 30, 1995 as an Exhibit to the Shawnee Financial Services Corporation-Keystone Financial, Inc. Proxy Statement/Prospectus.

                                     Sincerely,

                                     /s/ Berwind Financial Group, L.P.

                                     BERWIND FINANCIAL GROUP, L.P.

Philadelphia, Pennsylvania
June 30, 1995